Exhibit 99.1

Contacts:

Media: Sasha Bigda, +1 312 244-7493 or sasha.bigda@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Third-Quarter 2017 Financial Results

CHICAGO, Oct. 25, 2017—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its third-quarter 2017 financial results. The company reported net income of $33.9 million, or 79 cents per diluted share, compared with $30.2 million, or 70 cents per diluted share, in the third quarter of 2016.

Key Operating Metrics

•                  Revenue for the quarter was $229.9 million, an increase of 17.3% compared with the same period in 2016. PitchBook Data (PitchBook), which Morningstar acquired in December 2016, contributed $16.6 million of revenue in the third quarter. Organic revenue, which excludes acquisitions, divestitures, and the effect of foreign currency translations, rose 8.7%, or $16.9 million.

•                  Operating expense increased 16.6%, or $25.2 million, for the quarter. This included $18.5 million of operating expense for PitchBook. The remaining increase was primarily a result of higher compensation, depreciation, and production expenses, offset by an increase in capitalized software development and lower marketing expense.

•                  Operating income for the quarter was $52.8 million, an increase of 19.7% from the third quarter of 2016. Operating margin was 23.0%, in line with 22.5% in the same period of 2016.

•                  Excluding PitchBook, Morningstar reported adjusted operating income of $54.7 million for the quarter, an increase of 24.1% compared with the third quarter of 2016.

•                  Cash provided by operating activities of $62.5 million and capital expenditures of $13.1 million resulted in free cash flow of $49.4 million for the quarter, a 16.8% increase compared with the same period in 2016.

“We’re pleased with the top-line growth and continued momentum in our business, led by positive results in each of our strategic areas of focus,” said Kunal Kapoor, Morningstar’s chief executive officer. “Our major drivers of organic growth include Morningstar Direct, Morningstar Data, Managed Portfolios, and Workplace Solutions. PitchBook’s growth is in line with our expectations, and we continue to be confident in its large untapped market opportunity. We’re executing our strategy across our key investment areas to drive profitable growth over the long term. That said, we’re conscious that strong performance across major asset classes globally is likely unsustainable.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Morningstar Data (including PitchBook), Morningstar Direct, Workplace Solutions, Morningstar Managed Portfolios, and Morningstar Credit Ratings.  As a group, these five areas had quarterly organic revenue growth of about 13.4% year over year.

The highlights below summarize key operating metrics in these areas as of Sept. 30, 2017 compared with the same date in 2016.

•                  Revenue for Morningstar Data was up 7.5% to $40.8 million for the three months ended Sept. 30, 2017. Licenses for the PitchBook Platform rose 37.8% to 12,410 as of the same date.

•                  Licenses for Morningstar Direct increased 10.1% to 13,476 as of Sept. 30, 2017.

•                  Total assets under management and advisement for Workplace Solutions rose 17.7% to $121.7 billion as of the end of the quarter.

•                  Assets under management and advisement for Morningstar Managed Portfolios were up 27.2% to $37.4 billion as of the end of the quarter. More than 16,000 advisors globally now use Morningstar Managed Portfolios.

•                  Morningstar Credit Ratings completed 30 new-issue ratings, compared with nine in the same period a year ago. Morningstar Credit Ratings offers ratings on commercial mortgage-backed securities (CMBS), residential mortgage-backed securities (RMBS), other asset-backed securities (ABS), and corporate and financial institutions. While the majority of new-issue ratings by Morningstar Credit Ratings have historically been focused on CMBS, more than half of the new-issue ratings completed in the third quarter were in other areas, such as ABS and RMBS.

Balance Sheet and Capital Allocation

•                  As of Sept. 30, 2017, the company had cash, cash equivalents, and investments totaling $324.0 million compared with cash, cash equivalents, and investments of $304.0 million as of Dec. 31, 2016.

•                  The company repaid $25.0 million on its revolving credit facility during the quarter, reducing the outstanding debt to $205.0 million. This compares to a balance of $250.0 million as of Dec. 31, 2016.

•                  The company paid $9.9 million for its regular quarterly dividend during the quarter.

•                  In the third quarter of 2017, the company repurchased approximately 126,458 shares for $9.9 million. As of Sept. 30, 2017, the company had $286.5 million remaining for future repurchases under its share repurchase authorization and 42.5 million shares outstanding.

•                  Deferred revenue totaled $188.7 million as of Sept. 30, 2017, a 5.1% increase from $179.5 million as of Dec. 31, 2016, with the increase reflecting positive year-to-date sales trends.

Comparability of Year-Over-Year Results

•                  Third-quarter results included $16.6 million in revenue and approximately $18.7 million in operating expense from acquisitions, almost all of which was from PitchBook. PitchBook contributed $16.6 million of revenue and approximately $18.5 million of operating expense in the third quarter of 2017 (including $2.6 million of amortization expense and $1.7 million related to a management bonus plan).

•                  Foreign currency translation increased operating income by $0.5 million, including a positive effect on revenue of $1.4 million and an unfavorable effect on operating expense of $0.9 million.

Use of Non-GAAP Financial Measures

The table at the end of this press release includes a reconciliation of organic revenue, adjusted operating income, adjusted operating margin, and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com.

The company will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $220 billion in assets under advisement and management as of Sept. 30, 2017. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect.

For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; trends in the asset management industry, including the increasing popularity of passively managed investment vehicles; liability related to the storage of personal information related to individuals as well as portfolio and account-level information; liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; the failure of acquisitions and other investments to produce the results we anticipate; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; a prolonged outage of our database, technology-based products and services, or network facilities; and challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue); consolidated operating income excluding PitchBook (adjusted operating income); consolidated operating margin excluding PitchBook (adjusted operating margin); and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents operating income and operating margin excluding PitchBook (adjusted operating income and adjusted operating margin) to show the effect of this acquisition, better reflect period-over-period comparisons, and improve overall understanding of Morningstar’s current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar’s management team uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables. All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2017 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended September 30				Nine months ended September 30
(in millions, except per share amounts)	2017	2016	change		2017	2016	change

Revenue	$229.9	$196.1	17.3%		$668.6	$586.4	14.0%
Operating expense:
Cost of revenue	90.9	84.9	7.1%		283.2	256.3	10.5%
Sales and marketing	31.1	23.1	35.0%		100.2	71.1	41.1%
General and administrative	33.3	25.8	29.0%		93.2	76.1	22.5%
Depreciation and amortization	21.8	18.1	19.7%		64.8	52.0	24.5%
Total operating expense	177.1	151.9	16.6%		541.4	455.5	18.9%
Operating income	52.8	44.2	19.7%		127.2	130.9	(2.8%	)
Operating margin	23.0%	22.5%	0.5pp		19.0%	22.3%	(3.3)pp

Non-operating income (expense):
Interest income (expense), net	(0.9)	—	NMF		(2.6)	0.3	NMF
Gain on sale of business	—	—	NMF		17.5	—	NMF
Other income (expense), net	(1.1)	2.1	NMF		(2.9)	5.3	NMF
Non-operating income (expense), net	(2.0)	2.1	NMF		12.0	5.6	NMF

Income before income taxes and equity in net income (loss) of unconsolidated entities	50.8	46.3	9.7%		139.2	136.5	2.0%
Equity in net income (loss) of unconsolidated entities	—	0.4	NMF		(1.0)	0.7	NMF
Income tax expense	16.9	16.5	1.9%		40.2	46.5	(13.7%	)
Consolidated net income	$33.9	$30.2	12.4%		$98.0	$90.7	8.1%
Net income per share:
Basic	$0.80	$0.70	14.3%		$2.29	$2.11	8.5%
Diluted	$0.79	$0.70	12.9%		$2.28	$2.09	9.1%
Weighted average shares outstanding:
Basic	42.5	43.1	(1.4%	)	42.8	43.0	(0.5%	)
Diluted	42.8	43.3	(1.2%	)	43.1	43.3	(0.5%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30		Nine months ended September 30
(in millions)	2017	2016	2017	2016

Operating activities
Consolidated net income	$33.9	$30.2	$98.0	$90.7
Adjustments to reconcile consolidated net income to net cash flows from operating activities	30.0	16.3	70.0	54.5
Changes in operating assets and liabilities, net	(1.4)	13.9	(3.3)	(2.0)
Cash provided by operating activities	62.5	60.4	164.7	143.2
Investing activities
Capital expenditures	(13.1)	(18.1)	(46.4)	(47.5)
Proceeds from sale of a business	—	—	23.7	—
Acquisitions, net of cash acquired	—	—	(1.0)	(15.8)
Purchases of equity- and cost-method investments	(24.0)	—	(24.3)	(16.4)
Other, net	2.1	(0.5)	(1.5)	(2.8)
Cash used for investing activities	(35.0)	(18.6)	(49.5)	(82.5)
Financing activities
Common shares repurchased	(12.7)	—	(41.3)	(38.8)
Dividends paid	(9.9)	(9.5)	(29.6)	(28.5)
Proceeds from short-term debt	—	—	—	40.0
Repayments of long-term debt	(25.0)	(15.0)	(45.0)	(15.0)
Other, net	(0.1)	—	(3.6)	(4.0)
Cash used for financing activities	(47.7)	(24.5)	(119.5)	(46.3)
Effect of exchange rate changes on cash and cash equivalents	4.9	(0.3)	15.5	(2.1)
Net increase (decrease) in cash and cash equivalents	(15.3)	17.0	11.2	12.3
Cash and cash equivalents—Beginning of period	285.6	202.4	259.1	207.1
Cash and cash equivalents—End of period	$270.3	$219.4	$270.3	$219.4

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30	December 31
(in millions)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$270.3	$259.1
Investments	53.7	44.9
Accounts receivable, net	148.2	145.8
Other	25.7	22.2
Total current assets	497.9	472.0

Property, equipment, and capitalized software, net	151.2	152.1
Investments in unconsolidated entities	61.5	40.3
Goodwill	565.4	556.8
Intangible assets, net	100.9	120.9
Other assets	6.8	8.8
Total assets	$1,383.7	$1,350.9

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$32.6	$44.6
Accrued compensation	72.4	71.7
Deferred revenue	174.1	165.4
Other	15.5	13.2
Total current liabilities	294.6	294.9

Accrued compensation	11.0	10.3
Deferred tax liability, net	39.9	38.2
Long-term debt	205.0	250.0
Other long-term liabilities	54.0	60.7
Total liabilities	604.5	654.1
Total equity	779.2	696.8
Total liabilities and equity	$1,383.7	$1,350.9

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of September 30
	2017		2016		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	118,209		118,375		(0.1%	)
Morningstar.com average monthly unique users (U.S.)	1,923,483		1,867,057		3.0%
Advisor Workstation clients (U.S.)	182		178		2.2%
Morningstar Office licenses (U.S.)	4,303		4,606		(6.6%	)
Morningstar Direct licenses	13,476		12,243		10.1%
PitchBook Platform licenses	12,410		9,006	(1)	37.8%
Assets under management and advisement (approximate)
Workplace Solutions (Retirement)
Managed Retirement Accounts	$56.1 bil		$47.5 bil		18.1%
Plan Sponsor Advice	39.1 bil		33.5 bil		16.7%
Custom Models	26.5 bil		22.4 bil		18.3%
Workplace Solutions (total)	$121.7 bil		$103.4 bil		17.7%
Morningstar Investment Management
Morningstar Managed Portfolios	$37.4 bil		$29.4 bil	(2)	27.2%
Institutional Asset Management	54.1 bil		59.9 bil		(9.7%	)
Asset Allocation Services	8.8 bil		7.6 bil		15.8%
Manager Selection Services	1.4 bil		1.3 bil		7.7%
Morningstar Investment Management (total)	$101.7 bil		$98.2 bil		3.6%

Our employees (approximate)
Worldwide headcount	4,820	(3)	4,170	(4)	15.6%

	Three months ended September 30			Nine months ended September 30
(in millions)	2017	2016	change	2017	2016	change
Key product revenue (5)
Morningstar Data	$40.8	$38.0	7.5%	$119.7	$112.8	6.1%
Morningstar Direct	32.2	27.9	15.5%	92.0	82.2	11.9%
Morningstar Investment Management	26.3	24.7	6.6%	78.0	73.7	5.8%
Morningstar Advisor Workstation	22.2	20.7	6.9%	64.8	62.0	4.6%
Workplace Solutions	18.4	17.6	4.5%	55.3	50.5	9.4%

Revenue by Type (5)
License-based (6)	$168.3	$142.2	18.4%	$489.3	$423.7	15.5%
Asset-based (7)	47.4	43.1	10.0%	137.9	125.3	10.1%
Transaction-based (8)	14.2	10.8	31.1%	41.4	37.4	10.5%

Other metrics
Average assets under management and advisement	$217.9 bil	$196.5 bil	10.9%	$210.8 bil	$188.4 bil	11.9%
Number of new-issue ratings completed	30	9	233.3%	57	35	62.9%
Asset value of new-issue ratings	$8.6 bil	$5.1 bil	68.6%	$23.1 bil	$15.4 bil	50.0%

(1) Included for informational purposes only; Morningstar did not acquire full ownership of PitchBook until December 2016.

(2) Revised to include the assets from South Africa.

(3) Includes approximately 385 PitchBook employees, who are not reflected in the September 30, 2016 headcount total.

(4) Revised to exclude temporary employees and part-time employees who work less than 30 hours a week.

(5) Key product revenue and revenue by type includes the effect of foreign currency translations.

(6) License-based revenue includes Morningstar Data, Morningstar Direct, Morningstar Advisor Workstation, Morningstar Enterprise Components, Morningstar Research, PitchBook Data, and other similar products.

(7) Asset-based revenue includes Morningstar Investment Management, Workplace Solutions, and Morningstar Indexes.

(8) Transaction-based revenue includes Morningstar Credit Ratings, Internet advertising sales, and Conferences.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue), operating income, excluding PitchBook (adjusted operating income), operating margin, excluding PitchBook (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents adjusted operating income and adjusted operating margin (operating income and operating margin excluding PitchBook) to show the effect of this acquisition, better reflect period-over-period comparisons, and improve overall understanding of our current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar’s management team uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended September 30				Nine months ended September 30
(in millions)	2017	2016	change		2017	2016	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$229.9	$196.1	17.3%		$668.6	$586.4	14.0%
Less: divestitures	—	(1.1)	NMF		—	(1.1)	NMF
Less: acquisitions	(16.6)	—	NMF		(45.1)	—	NMF
(Favorable) unfavorable effect of foreign currency translations	(1.4)	—	NMF		3.0	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$211.9	$195.0	8.7%		$626.5	$585.3	7.0%

Reconciliation from consolidated operating income to operating income, excluding PitchBook (adjusted operating income):

Consolidated operating income	$52.8	$44.2	19.7%		$127.2	$130.9	(2.8%	)
Add back: management bonus plan expense	1.7	—	—		5.2	—	—
Add back: intangible amortization	2.6	—	—		7.9	—	—
Add back: other operating income, net for PitchBook	(2.4)	—	—		(4.0)	—	—
Operating income, excluding PitchBook	$54.7	$44.2	24.1%		$136.3	$130.9	4.2%

Reconciliation from consolidated operating margin to operating margin, excluding PitchBook (adjusted operating margin):

Consolidated operating margin	23.0%	22.5%	0.5pp		19.0%	22.3%	(3.3)pp
Add back: management bonus plan expense	0.6%	—	0.6pp		0.7%	—	0.7pp
Add back: intangible amortization	1.1%	—	1.1pp		1.1%	—	1.1pp
Add back: other operating income, net for PitchBook	1.0%	—	1.0pp		1.1%	—	1.1pp
Operating margin, excluding PitchBook	25.7%	22.5%	3.2pp		21.9%	22.3%	(0.4)pp

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$62.5	$60.4	3.5%		$164.7	$143.2	15.0%
Capital expenditures	(13.1)	(18.1)	(27.6%	)	(46.4)	(47.5)	(2.3%	)
Free cash flow	$49.4	$42.3	16.8%		$118.3	$95.7	23.6%